Exhibit 1.1

Execution Version

SUNOCO LP

Common Units Representing Limited Partner Interests

Having an Aggregate Offering Price of up to

$400,000,000

EQUITY DISTRIBUTION AGREEMENT

October 4, 2016

RBC Capital Markets, LLC Three World Financial Center 200 Vesey St., 8th Floor New York, New York 10281-8089	Mizuho Securities USA Inc. 320 Park Avenue 12th Floor New York, New York 10022

Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013	MUFG Securities Americas Inc. 1221 Avenue of the Americas New York, New York 10020-1001

Credit Agricole Securities (USA) Inc. 1301 Avenue of the Americas New York, New York 10019	Natixis Securities Americas LLC 1251 Avenue of the Americas New York, New York 10020

Credit Suisse Securities (USA) LLC 11 Madison Avenue New York, New York 10010	SMBC Nikko Securities America, Inc. 277 Park Avenue 5th Floor New York, New York 10172

Deutsche Bank Securities Inc. 60 Wall Street New York, New York 10005	TD Securities (USA) LLC 31 West 52nd Street New York, New York 10019-6101

Goldman, Sachs & Co. 200 West Street New York, New York 10282	UBS Securities LLC 1285 Avenue of the Americas New York, New York 10019

J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179	Wells Fargo Securities, LLC 375 Park Avenue New York, New York 10152

Merrill Lynch, Pierce, Fenner & Smith Incorporated One Bryant Park New York, New York 10036

Ladies and Gentlemen:

Sunoco LP, a Delaware limited partnership (the “Partnership”), confirms its agreement (this “Agreement”) with RBC Capital Markets, LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Securities USA Inc., Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., Natixis Securities Americas LLC, SMBC Nikko Securities America, Inc., TD Securities (USA) LLC, UBS Securities LLC and Wells Fargo Securities, LLC (each a “Manager” and collectively, the “Managers”), as follows:

Section 1. Description of Units. The Partnership proposes to issue and sell through or to the Managers, as sales agents and/or principals, common units representing limited partner interests in the Partnership (the “Common Units”) having an aggregate offering price of up to $400,000,000 (the “Units”) on the terms set forth in Section 3 of this Agreement. The Partnership agrees that whenever it determines to sell the Units directly to any Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”), in form and substance satisfactory to the Partnership and such Manager, relating to such sale in accordance with Section 3 of this Agreement.

Sunoco GP LLC, a Delaware limited liability company (the “General Partner”) is the sole general partner of the Partnership and a wholly owned subsidiary of Energy Transfer Equity, L.P., a Delaware limited partnership (“ETE”). Each of the Partnership, the General Partner and the Material Subsidiaries (as defined in Section 2(o)) is sometimes referred to herein individually as a “Partnership Entity” and collectively as the “Partnership Entities.”

Section 2. Representations and Warranties of the Partnership. The Partnership represents, warrants and agrees with each Manager that:

(a) Compliance with Registration Requirements. The Partnership meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) and has prepared and filed with the Commission a registration statement on Form S-3 (File No. 333-213057), including a form of prospectus, in conformity with the requirements of the Securities Act and the Rules and Regulations for registration under the Securities Act of the offering and sale of the Units, and such registration statement has become effective. The Registration Statement (as defined below) contains certain information concerning the offering and sale of the Common Units, including the Units, and contains additional information concerning the Partnership and its business; the Commission has not issued an order preventing or suspending the use of the Base Prospectus (as defined below), the Prospectus Supplement (as defined below) or the Prospectus (as defined below), or the effectiveness of the Registration Statement, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or, to the Partnership’s knowledge, threatened by the Commission. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the Managers, as well as any new registration statement or post-effective amendment as may have been filed pursuant to Sections 4(g) or (h) of this Agreement, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Securities Act, to be part of the registration statement at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the Managers, and (3) any registration statement filed to register the offer and sale of Units pursuant to Rule 462(b) under the Securities Act. Except where the context otherwise requires, “Effective Date,” means each date and time that the Registration Statement and any post-effective amendment or amendment thereto became or becomes effective. Except where the context otherwise requires, “Base Prospectus,” as used herein, means the prospectus filed as part of each Registration Statement, together with any amendments or supplements thereto as of the date of this Agreement. Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Units, filed by the Partnership with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date hereof (or such earlier time as may be required under the Securities Act), in the form furnished by the Partnership to the Managers in connection with the offering of the Units. Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Base Prospectus attached to or used with the Prospectus Supplement. Notwithstanding the foregoing, if any revised base prospectus, prospectus supplement or prospectus shall be provided to the Managers by the Partnership for use in connection with the offering and sale of the Units which differs from the Base Prospectus, Prospectus Supplement or Prospectus, as the case may be (whether or not such revised base prospectus, prospectus supplement or prospectus is required to be filed by the Partnership pursuant to Rule 424(b) of the Securities Act), the terms “Base Prospectus,” “Prospectus Supplement” and “Prospectus” shall refer to such revised base prospectus, prospectus supplement or prospectus, as the case may be, from and after the time it is first provided to the Managers for such use. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, and deemed to be incorporated therein by reference.

The Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at each deemed effective date with respect to the Managers pursuant to Rule 430(B)(f)(2) of the Securities Act, as of the time of each sale of Units pursuant to this Agreement (each, a “Time of Sale”), at each Settlement Date (as defined in Section 3(a)(vi) hereof), and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Units, will comply, in all material respects, with the requirements of the Securities Act, and the Registration Statement did not and will not, at or during such times, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the conditions to the use of Form S-3 in connection with the offering and sale of the Units as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Units as contemplated hereby comply with, the requirements of Rule 415 under the Securities Act (including, without limitation, Rule 415(a)(5)); the Base Prospectus complied or will comply, at the time it was or will be filed with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, as of each Time of Sale, at each Settlement Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Units, will comply, in all material respects, with the requirements of the Securities Act; at no time during the period that begins on the earlier of the date of the Base Prospectus and the date the Base Prospectus was filed with the Commission and ends at the later of each Settlement Date and the end of the period during which a prospectus is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Units did or will the Base Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, each Time of Sale, each Settlement Date, and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Units, in all material respects, with the requirements of the Securities Act (including, without limitation, Section 10(a) of the Securities Act); at no time during the period that begins on the date of the Prospectus Supplement and ends at the later of each Settlement Date and the end of the period during which a prospectus is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Units did or will the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representation or warranty with respect to any statement contained in the Registration Statement, the Base Prospectus or the Prospectus in reliance upon and in conformity with information concerning any Manager and furnished in writing by or on behalf of such Manager expressly for use in the Registration Statement, the Base

Prospectus or the Prospectus, as the case may be; each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. For all purposes of this Agreement (including, without limitation, the provisions of this paragraph and of Section 7 of this Agreement), the Partnership and each Manager, severally and not jointly, agree that the only information furnished or to be furnished by or on behalf of such Manager expressly for use in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus or any amendment or supplement to any of the foregoing is the statement that such Manager will not engage in any transactions that stabilize the price of the Common Units appearing in the last sentence of the first paragraph under the caption “Plan of Distribution” in the Prospectus Supplement dated October 4, 2016.

(b) Ineligible Issuer. For purposes of each offering of the Units pursuant to transactions under this Agreement that are not firm commitment underwritings, the Partnership will be an “ineligible issuer” (as defined in Rule 405 of the Securities Act) as of each relevant eligibility determination date for purposes of Rules 164 and 433 under the Securities Act.

(c) Notice of Other Sales. Prior to the execution of this Agreement, the Partnership has not, directly or indirectly, offered or sold any Units by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Units, and from and after the execution of this Agreement, the Partnership will not, directly or indirectly, offer or sell any Units by means of any “prospectus” (within the meaning of the Securities Act) or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Units, other than the Prospectus, as amended or supplemented from time to time in accordance with the provisions of this Agreement; the Partnership has not, directly or indirectly, prepared, used or referred to any Issuer Free Writing Prospectus, as defined in Rule 433 of the Rules and Regulations.

(d) Independent Accountants. Grant Thornton LLP (“Grant Thornton”), who has certified certain financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus, is and was during the periods covered by such financial statements an independent registered public accounting firm with respect to the Partnership as required by the Securities Act, the Rules and Regulations and the Public Company Accounting Oversight Board (the “PCAOB”). Ernst & Young LLP (“EY”) who has certified certain financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus, is and was during the periods covered by such financial statements an independent registered public accounting firm with respect to the Partnership as required by the Securities Act, the Rules and Regulations and the PCAOB.

(e) Financial Statements; Non-GAAP Financial Measures. The financial statements, together with the related schedules and notes, incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby and on the basis stated therein, as of the dates and for the periods indicated; such financial statements comply as to form with the applicable accounting requirements of Regulation S-X under the Securities Act and have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The pro forma financial statements incorporated by reference in the Registration Statement and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements incorporated by reference in the Registration Statement and the Prospectus. The pro forma financial statements incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act. All other financial information incorporated by reference in the Registration Statement and the Prospectus has been derived from the accounting records of the Partnership and presents fairly the information shown thereby. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement or the Prospectus under the Securities Act or the Rules and Regulations or the Exchange Act or the rules and regulations of the Commission under the Exchange Act (the “Exchange Act Regulations”). All disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(f) Forward-Looking Statements and Supporting Information. Each of the forward-looking statements made by the Partnership included in or incorporated by reference in the Registration Statement and to be made in the Prospectus (and any supplements thereto) was made or will be made with a reasonable basis and in good faith.

(g) No Material Adverse Change in Business. Except as otherwise stated in the Registration Statement and the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus, (i) there has been no material adverse change, or any development that could reasonably be expected to (A) result in a material adverse change in the condition, financial or otherwise, or in the earnings, properties, business, operations or business prospects of the Partnership Entities, whether or not arising in the ordinary course of business, or (B) materially and adversely affect the ability of the Partnership to perform its obligations pursuant to this Agreement (each such change, a “Material Adverse Effect”), and (ii) there has been no material change in the capitalization, or consolidated long-term debt of the Partnership and the Subsidiaries, taken as a whole.

(h) Formation and Good Standing of the Partnership and the General Partner. Each of the Partnership and the General Partner has been duly formed and is validly existing as a limited partnership or limited liability company, as the case may be, and is in good standing under the laws of its jurisdiction of organization or incorporation, as the case may be (as set forth on Schedule 2 hereto), and has all limited partnership or limited liability company power and authority, as the case may be, necessary to own, lease and operate its properties and to conduct its business under the laws of each jurisdiction listed opposite its name on Schedule 2 hereto. Each of the Partnership and the General Partner is duly qualified as a foreign limited partnership, or limited liability company, as applicable, to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business (as set forth on Schedule 2 hereto), except for any failures to be so qualified or in good standing that would not result in a Material Adverse Effect.

(i) Ownership of the General Partner. ETE Sigma Holdco, LLC, a Delaware limited liability company and wholly owned subsidiary of ETE (“ETE Sigma”), as the sole member of the General Partner, directly owns 100% of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (as the same may be amended or restated at or prior to each Settlement Date, the “GP LLC Agreement”) and are fully paid (to the extent required by the GP LLC Agreement) and non-assessable (except as such non-assessability may be limited by Sections 18-607 and 18-804 of the Delaware LLC Act); and ETE Sigma owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims (collectively, “Liens”).

(j) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership, with a non-economic general partner interest in the Partnership (the “General Partner Interest”). The General Partner Interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of the Partnership (as the same may be amended or restated at or prior to each Settlement Date, the “Partnership Agreement”); and the General Partner owns the General Partner Interest free and clear of all Liens, except restrictions on transferability set forth in the Partnership Agreement.

(k) Ownership of Sponsor Units. As of the date hereof, ETP beneficially owns 43,487,668 Common Units free and clear of all Liens and ETE beneficially owns 2,263,158 Common Units free and clear of all Liens (collectively, the “Sponsor Units”).

(l) Ownership of Class C Units. As of the date hereof, the Partnership has issued and outstanding an aggregate of 16,410,780 Class C units (the “Class C Units”) consisting of: (i) 5,242,113 Class C Units owned by Aloha Petroleum, Ltd., a Hawaii corporation (“Aloha”); (ii) 5,544,140 Class C Units owned by Stripes No. 1009 LLC, a Texas limited liability company (“Stripes No. 1009”); and (iii) 5,624,527 Class C Units owned by Stripes LLC, a Texas limited liability company (“Stripes”). Each of Aloha, Stripes No. 1009 and Stripes owns its respective Class C Units free and clear of all Liens.

(m) Ownership of Incentive Distribution Rights. ETE is the record holder of all of the Incentive Distribution Rights (as such term is defined in the Partnership Agreement, the “Incentive Distribution Rights”); and ETE owns the Incentive Distribution Rights free and clear of all Liens.

(n) Capitalization. As of the date hereof, the issued and outstanding partnership interests consist solely of 95,339,786 Common Units (including the Sponsor Units), the Class C Units, the General Partner Interest and the Incentive Distribution Rights. All outstanding Common Units, Class C Units, the General Partner Interest and the Incentive Distribution Rights, and the limited partner interests or general partner interests, as applicable, represented thereby, have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(o) Subsidiaries. As of the date hereof, the Partnership has no direct or indirect subsidiaries (as defined under the Securities Act) other than the subsidiaries set forth on Schedule 3 hereto (collectively, sometimes referred to herein as the “Subsidiaries”); other than the Subsidiaries, the Partnership does not own, directly or indirectly, an equity interest in, or long-term debt securities of, any corporation, partnership, limited liability company, joint venture, association or other entity (other than as set forth on Schedule 3 hereto); complete and correct copies of the formation and governing documents of each of the Partnership Entities and all amendments thereto have been delivered to the Managers; and each of the Partnership Entities is in compliance with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Subsidiaries of the Partnership that is considered a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X as of the date of the Partnership’s latest historical financial statements (audited or unaudited) incorporated by reference in the Registration Statement or the Prospectus shall be referred to collectively herein as the “Material Subsidiaries”. A list of the Material Subsidiaries will be included in the certificate delivered by the Partnership pursuant to Section 6(e).

(p) No Restrictions on the Subsidiaries. Except as described in the Prospectus, no Subsidiary is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Partnership, from making any other distribution on such Subsidiary’s equity securities held directly or indirectly by the Partnership, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such Subsidiary’s properties or assets to the Partnership or any other Subsidiary.

(q) Authority. The Partnership has the full limited partnership right, power and authority necessary to (i) issue, sell and deliver the Units in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the Prospectus, and (ii) consummate the transactions contemplated by this Agreement; the Partnership has all requisite power and authority to execute and delivery this Agreement and to perform its obligations hereunder; and as of the date hereof, all partnership and limited liability company action, as the case may be, required to be taken by any of the Partnership Entities, or any of their securityholders, partners or members for (A) the authorization, issuance, sale and delivery of the Units, (B) the authorization, execution and delivery of this Agreement, and (C) the consummation of the transactions contemplated by this Agreement, shall have been validly taken.

(r) Authorization, Execution and Delivery of Agreement. This Agreement has been duly authorized, executed and delivered by the Partnership.

(s) Authorization, Execution, Delivery and Enforceability of Certain Agreements. Each of the GP LLC Agreement and the Partnership Agreement have been duly authorized, executed and delivered by the parties thereto and are valid and legally binding agreement of such parties thereto, enforceable against the parties thereto in accordance with their respective terms; provided, that, with respect to each such agreement, the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing. Any of the GP LLC Agreement, the Partnership Agreement or the governing documents of any Subsidiary is referred to herein as an “Organizational Document.”

(t) Authorization of Units. The Units and the limited partner interests represented thereby have been duly authorized and, when issued and delivered by the Partnership pursuant to this Agreement against payment therefor, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and when issued and delivered against payment therefor in accordance with the terms of this Agreement, will conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

(u) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their respective properties or assets (each, a “Consent”) is required in connection with the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Partnership, the consummation of the transactions contemplated hereby, or the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Prospectus, except for such Consents (i) required under the Securities Act, the Exchange Act, and state securities or Blue Sky laws in connection with the purchase and distribution of the Units in the manner contemplated herein and in the Registration Statement and the Prospectus, (ii) that have been, or prior to each Settlement Date will be, obtained or (iii) that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

(v) No Options, Preemptive Rights, Registration Rights, or Other Rights. Except as (i) provided to the General Partner in the Partnership Agreement or (ii) described in the Registration Statement and the Prospectus, there are no options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities, in each case pursuant to the Organizational Documents of any such Partnership Entity or any other agreement or other instrument to which any such Partnership Entity is a party or by which any such Partnership Entity may be bound. Neither the filing of the Registration Statement nor the offering, issuance or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

(w) Absence of Violations, Defaults and Conflicts. None of the Partnership Entities is (i) in violation of its Organizational Documents, (ii) in violation, breach or default, and no event has occurred that, with notice or lapse of time or both, would constitute such a violation or breach of, or default under, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which it or any of them may be bound or to which any of the properties or assets of any of the Partnership Entities is subject (collectively, “Agreements and Instruments”), except for any such violations, breaches and defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (iii) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over any of the Partnership Entities or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for any such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and in the Registration Statement and the Prospectus (including the issuance and sale of the Units and the use of the proceeds from the sale of the Units as described therein under the caption “Use of Proceeds”) do not and will not, whether with or without the giving of notice or passage of time or both, constitute a breach or violation of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon any properties or assets of any of the Partnership Entities pursuant to, the Agreements and Instruments (except for any such violations, breaches, defaults, Repayment Events or Liens, that would not, singly or in the aggregate, result in a Material Adverse Effect and other than Liens created pursuant to the credit agreement among the Partnership, as borrower, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent, collateral agent, swing line lender and L/C issuer, dated September 25, 2014, as amended by that certain First Amendment to Credit Agreement and Increase Agreement, dated April 10, 2015, and that certain Second Amendment to Credit Agreement, dated as of December 2, 2015 (together with any amendments thereto) or (ii) that certain Senior Secured Term Loan Agreement, dated as of March 31, 2016, by and among the Partnership, Credit Suisse AG, Cayman Islands Branch and the other lenders party thereto (together with any amendments, restatements, supplements or other modifications thereto as of any Time of Sale, Settlement Date or Delivery Date), nor will such action result in (A) any violation of the provisions of the Organizational Documents of any of the Partnership Entities or (B) any violation of any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except in the case of clause (B), for any such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any of the Partnership Entities.

(x) Absence of Labor Dispute. No labor dispute with the employees of any of the Partnership Entities engaged in the business of the Partnership Entities exists or, to the knowledge of the Partnership Entities, is imminent, which, in any case, would result in a Material Adverse Effect.

(y) Absence of Material Proceedings. Except as described in the Registration Statement and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the knowledge of the Partnership, threatened (i) against the Partnership Entities or (ii) which has as the subject thereof any property owned or leased by, the Partnership Entities, which, in the case of clauses (i) and (ii) above, if determined adversely to the Partnership Entities, would result in a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement.

(z) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described or filed as required. Each such contract or document that is described in the Registration Statement or the Prospectus conforms in all material respects to the description thereof. Except as described in the Registration Statement and the Prospectus, none of the Partnership Entities has sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Registration Statement and the Prospectus or filed as an exhibit to the Registration Statement.

(aa) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by any of the Partnership Entities of its obligations hereunder, in connection with the offering, issuance or sale of the Units hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act, the Rules and Regulations, the rules of The New York Stock Exchange (“NYSE”), state securities laws or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”).

(bb) Possession of Licenses and Permits. The Partnership and each of the Subsidiaries possess, or at each Settlement Date will possess, such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except for any failures to possess a Governmental License that would not, singly or in the aggregate, result in a Material Adverse Effect; provided, however, that Sunoco, Inc. (R&M), a Pennsylvania corporation (“Sunoco R&M”), is currently operating on behalf of Sunoco Retail in certain states pursuant to that certain Transition Services and Operating Agreement, dated March 31, 2016 (the “R&M Transition Services Agreement”). The Partnership and each of the Subsidiaries is, or at each Settlement Date will be, in compliance with the terms and conditions of all Governmental Licenses, except for any failures to comply that would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except for any failures of such Governmental Licenses to be in full force and effect that would not, singly or in the aggregate, result in a Material Adverse Effect. None of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(cc) Title to Property. Each of the Partnership Entities have good and marketable title to all real property and good title to all other property described in the Registration Statement as being owned by it, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are described in the Registration Statement and the Prospectus or (ii) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Partnership Entities; and all of the leases and subleases material to the business of the Partnership Entities, considered as one enterprise, and under which any of the Partnership Entities holds properties described in the Registration Statement or the Prospectus, are in full force and effect, and none of the Partnership Entities has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of any of the Partnership Entities under any of the leases or subleases mentioned above, or affecting or questioning the rights of any such Partnership Entity to the continued possession of the leased or subleased premises under any such lease or sublease; provided, however, that Sunoco R&M currently holds title in real property on behalf of Sunoco Retail in certain states pursuant to the R&M Transition Services Agreement.

(dd) Possession of Intellectual Property. The Partnership Entities own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and none of the Partnership Entities has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Partnership Entities therein, and which infringements or conflicts (if the subject of any unfavorable decision, ruling or finding) or invalidities or inadequacies, singly or in the aggregate, would result in a Material Adverse Effect.

(ee) Environmental Laws. Except as described in the Registration Statement and the Prospectus or would not, singly or in the aggregate, result in a Material Adverse Effect, (i) none of the Partnership Entities is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the Release (defined below) or threatened Release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Partnership Entities have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any of the Partnership Entities, and (iv) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting any of the Partnership Entities relating to Hazardous Materials or any Environmental Laws provided, however, that Sunoco R&M is currently operating on behalf of Sunoco Retail in certain states pursuant to the R&M Transition Services Agreement. The term “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(ff) Hazardous Materials. Except as disclosed in the Registration Statement and Prospectus, there has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by any of the Partnership Entities (or, to the knowledge of the Partnership Entities, any other entity (including any predecessor) for whose acts or omissions any of the Partnership Entities is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by any of the Partnership Entities, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violations or liabilities that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(gg) Review of Environmental Laws. In the ordinary course of its business, the Partnership Entities conduct a periodic review of the effect of Environmental Laws on the business, operations and properties of the Partnership Entities, in the course of which they identified and evaluated associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Partnership Entities have concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as described in or contemplated in the Prospectus.

(hh) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Partnership or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for any instances of noncompliance that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption, that would result in a Material Adverse Effect; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) the fair market value of the assets of each Plan that is subject to Title IV of ERISA (other than a “multiemployer plan”) exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or would result, in a Material Adverse Effect; (vi) neither the Partnership nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA); and (vii) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that would result in a Material Adverse Effect. Neither of the following events has occurred or is reasonably likely to occur: (A) an increase in the aggregate amount of contributions required to be made to all Plans by the Partnership Entities in the Partnership’s current fiscal year compared to the amount of such contributions made in the Partnership’s most recently completed fiscal year that is expected to result in a Material Adverse Effect; or (B) an increase in the Partnership

Entities’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Partnership’s most recently completed fiscal year that is expected to result in a Material Adverse Effect.

(ii) Accounting Controls and Disclosure Controls. The Partnership maintains effective internal control over financial reporting (as defined under Rule 13a-15 and 15d 15 under the Exchange Act Regulations)) and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate. Except as described in the Registration Statement and the Prospectus, (A) since the end of the Partnership’s most recent audited fiscal year, there has been (1) no material weakness in the Partnership’s internal control over financial reporting (whether or not remediated) and (2) no change in the Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting, and (B) the Partnership is not aware of any fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership’s internal control over financial reporting.

The Partnership maintains an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act Regulations) that are designed to ensure that information required to be disclosed by the Partnership in the reports that it files or submits, or will file or submit, under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, and that all such information is accumulated and communicated to the Partnership’s management, including its principal executive officer or officers and principal financial officer or officers, or persons performing similar functions, as appropriate, to allow timely decisions regarding disclosure. Such disclosure controls and procedures are effective in all material respects to perform the functions for which they are established to the extent required by Rule 13a-15 of the Exchange Act.

(jj) Compliance with the Sarbanes-Oxley Act of 2002. There is and has been no failure on the part of the Partnership or, to the knowledge of the Partnership, any of the General Partner’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 or the rules and regulations promulgated in connection therewith or the rules of the NYSE, in each case that are effective and applicable to the Partnership.

(kk) Tax Returns. Each of the Partnership Entities has filed (or has obtained extensions with respect to) all foreign, federal, state and local tax returns that are required to be filed through the date hereof, except in any case in which the failure so to file would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, and has timely paid all taxes (including, without limitation, any estimated taxes) required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, other than (i) those that are currently being contested in good faith by appropriate actions and for which adequate reserves have been established or (ii) those which, if not paid, would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(ll) Insurance. The Partnership Entities carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. No Partnership Entity has any reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. None of the Partnership Entities has been denied any insurance coverage which it has sought or for which it has applied.

(mm) Investment Company Act. None of the Partnership Entities is required, and upon the issuance and sale of the Units as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement and the Prospectus, none of the Partnership Entities will be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(nn) Absence of Manipulation. None of the Partnership Entities has taken, nor will any of the Partnership Entities take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units or a violation of Regulation M under the Exchange Act.

(oo) Foreign Corrupt Practices Act. No Partnership Entity nor, to the knowledge of the Partnership, any director, officer, agent, employee, affiliate or other person acting on behalf of or providing services to any Partnership Entity is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Partnership Entities and, to the knowledge of the Partnership, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(pp) Money Laundering Laws. The operations of each of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving any of the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership, threatened.

(qq) No Conflicts with Sanctions Laws. None of the Partnership Entities nor, to the knowledge of the Partnership, any director, officer, agent, employee, affiliate, representative or other person acting on behalf of or providing services to any Partnership Entity is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC), the United Nations Security Council (UNSC), the European Union, Her Majesty’s Treasury (HMT), or other relevant sanctions authority (collectively, “Sanctions”), nor is any Partnership Entity located, organized or resident in a country or territory that is the subject of Sanctions; and no Partnership Entity will directly or indirectly use the proceeds of the sale of the Units, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(rr) Lending Relationship. Except as disclosed in the Registration Statement and the Prospectus, no Partnership Entity (i) has any material lending or other relationship with any bank or lending affiliate of any Manager and (ii) intends to use any of the proceeds from the sale of the Units to repay any outstanding debt owed to any affiliate of any Manager.

(ss) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among any of the Partnership Entities, on the one hand, and the directors, officers, equityholders, customers or suppliers of any of the Partnership Entities, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents.

(tt) No Broker’s Fees. None of the Partnership Entities or any of their respective subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Partnership Entities or any Manager for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Units.

(uu) Private Placement. The Partnership has not sold or issued any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.

(vv) NYSE Listing of Common Units. The Units have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the NYSE.

(ww) Distribution of Offering Materials. The Partnership has not distributed any offering material in connection with the offering and sale of the Units other than the Prospectus, any free writing prospectus to which any Manager has consented in accordance with Section 6, any press release or other announcement permitted by the Securities Act, including Rule 134 or Rule 135 of the Rules and Regulations.

(xx) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Partnership Entities believe, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Partnership Entities have obtained the written consent to the use of such data from such sources.

Any certificate signed by any officer of the General Partner and delivered to any of the Managers or counsel for such Managers in connection with the offering of the Units shall be deemed a representation and warranty by the Partnership, as to matters covered thereby, to such Manager.

Section 3. Sale and Delivery of Units.

(a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Partnership agrees to issue and sell through the Managers, as sales agents, and each Manager agrees to use its commercially reasonable efforts to sell, as sales agent for the Partnership, the Units on the following terms:

(i) The Units are to be sold on a daily basis or otherwise as shall be agreed to by the Partnership and such Manager on any day that (A) is a trading day for the NYSE (a “Trading Day”) (other than a Trading Day on which the NYSE is scheduled to close prior to its regular weekday closing time), (B) the Partnership has instructed such Manager by telephone (confirmed promptly by electronic mail) or electronic mail from any of the individuals listed as authorized representatives of the Partnership on Schedule 1 hereto (the “Authorized Partnership Representatives”) to make such sales, and (C) the Partnership has satisfied its obligations under Section 6 of this Agreement. The Partnership will designate the maximum number of Units to be sold and the minimum price per Unit at which such Units may be sold by such Manager daily as agreed to by such Manager and in any event not in excess of the amount of Units available for issuance under the currently effective Registration Statement and the Prospectus or in excess of the amount of Units authorized from time to time to be issued and sold under this Agreement by the General Partner’s board of directors, or a duly authorized committee thereof, and notified to such Manager in writing. Subject to the terms and conditions hereof, the Manager shall use its commercially reasonable efforts to offer and sell all of the Units designated on any day; provided, however, that such Manager shall have no obligation to offer or sell any Units, and the Partnership acknowledges and agrees that such Manager shall have no such obligation, in the event an offer or sale of the Units on behalf of the Partnership may in the judgment of such Manager constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act or such Manager reasonably believes it may be deemed an “underwriter” under the Securities Act in a transaction that is other than by means of ordinary brokers’ transactions on the NYSE that qualify for delivery of a Prospectus in accordance with Rule 153 under the Securities Act.

(ii) Notwithstanding the foregoing, the Partnership may, through any of the Authorized Partnership Representatives, instruct such Manager by telephone (confirmed promptly by electronic mail) or electronic mail not to sell the Units if such sales cannot be effected at or above the price designated by the Partnership in any such instruction. In addition, the Partnership or such Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail) or electronic mail, suspend the offering of the Units for any reason and at any time (a “Suspension”); provided, however, that such Suspension shall not affect or impair the parties’ respective obligations with respect to the Units sold hereunder prior to the giving of such notice.

(iii) Each Manager hereby covenants and agrees not to make any sales of the Units on behalf of the Partnership, pursuant to this Section 3(a), other than (A) by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Act, including, without limitation, sales made directly on the NYSE, on any other existing trading market for the Common Units or to or through a market maker, (B) by any other method permitted by law, including, without limitation, in privately negotiated transactions, and (C) such other sales of the Units on behalf of the Partnership in its capacity as agent of the Partnership as shall be agreed by the Partnership and such Manager.

(iv) The compensation to each Manager, as an agent of the Partnership, for sales of the Units shall be up to 2% of the gross sales price of the Units sold as mutually agreed to in writing by the Manager and the Partnership. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in connection with such sales, shall constitute the net proceeds to the Partnership for such Units (the “Net Proceeds”).

(v) Each Manager shall provide written confirmation to the Partnership following the close of trading on the NYSE each day in which the Units are sold under this Section 3(a) setting forth the aggregate amount of the Units sold on such day, the aggregate Net Proceeds to the Partnership, and the aggregate compensation payable by the Partnership to such Manager with respect to such sales.

(vi) Settlement for sales of the Units pursuant to this Section 3(a) will occur on the third Trading Day following the date on which such sales are made (provided that, if such third Trading Day is not a business day (as defined below), then settlement will occur on the next succeeding Trading Day that is also a business day), unless another date shall be agreed upon by the Partnership and such Manager (each such date, a “Settlement Date”). As used in the preceding sentence and in Section 7 below, the term “business day” means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law, regulation or executive order to close. On each Settlement Date, the Units sold through such Manager for settlement on such date shall be issued and delivered by the Partnership to such Manager against payment of the Net Proceeds for the sale of such Units. Settlement for all such Units shall be effected by free delivery of the Units by the Partnership or its transfer agent to such Manager’s account, or to the account of such Manager’s designee, at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered units eligible for delivery through DTC, in return for payments in same day funds delivered to the account designated by the Partnership. If the Partnership, or its transfer agent (if applicable), shall default on its obligation to deliver the Units on any Settlement Date, the Partnership shall (A) indemnify and hold such Manager harmless against any loss, claim or damage arising from or as a result of such default by the Partnership and (B) pay such Manager any commission to which it would otherwise be entitled absent such default. The Authorized Partnership Representatives shall be the contact persons for the Partnership for all matters related to the settlement of the transfer of the Units through DWAC for purposes of this Section 3(a)(vi).

(vii) At each Time of Sale, Settlement Date and Delivery Date (as defined in Section 4(q)), the Partnership shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of any Manager to use its commercially reasonable efforts to sell the Units on behalf of the Partnership shall be subject to the continuing accuracy of the representations and warranties of the Partnership herein, to the performance by the Partnership of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(b) If the Partnership wishes to issue and sell the Units other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify a Manager of the proposed terms of such Placement. If such Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Partnership, wishes to accept amended terms, such Manager and the Partnership will enter into a Terms Agreement setting forth the terms of such Placement. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement will control.

(c) (i) Under no circumstances shall the Partnership cause or request the offer or sale of any Units if, after giving effect to the sale of such Units, the aggregate gross sales proceeds pursuant to this Agreement would exceed the lesser of (A) the amount set forth in Section 1, (B) the amount available for offer and sale under the currently effective Registration Statement, and (C) the amount authorized from time to time to be issued and sold under this Agreement by the General Partner’s board of directors, or a duly authorized committee thereof, and notified to the Managers in writing. Under no circumstances shall the Partnership cause or request the offer or sale of any Units at a price lower than the minimum price authorized from time to time by the General Partners’ board of directors or a duly authorized committee thereof, and notified to the Managers in writing.

(ii) If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Units, it shall promptly notify the other party and sales of the Units under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(d) Each sale of the Units to or through any Manager shall be made in accordance with the terms of this Agreement or, if applicable, a Terms Agreement.

(e) Subject to such further limitations on offers and sales of Units or delivery of instructions to offer and sell Units as are set forth herein and as may be mutually agreed upon by the Partnership and any Manager, the Partnership shall not request the sale of any Units that would be sold, and no Manager shall be obligated to sell, (i) during the 14 calendar days prior to the date (each, an “Announcement Date”) on which the Partnership shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”), (ii) at any time from and including an Announcement Date through and including the later to occur of (A) the time that is 24 hours after the time that the Partnership files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, and (B) the applicable Delivery Date (as defined below) of the Partnership referenced in Section 4(q) below, or (iii) during any other period in which the Partnership is, or could be deemed to be, in possession of material non-public information.

(f) The Partnership acknowledges and agrees that (i) there can be no assurance that any Manager will be successful in selling the Units, (ii) no Manager will incur any liability or obligation to the Partnership or any other person or entity if such Manager does not sell Units for any reason other than a failure by such Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Units in accordance with the terms of this Agreement, and (iii) each Manager shall be under no obligation to purchase Units on a principal basis pursuant to this Agreement, except as otherwise specifically agreed in writing by such Manager and the Partnership.

Section 4. Covenants of the Partnership. The Partnership agrees with each Manager:

(a) To notify the Managers promptly of the time on or after the date of this Agreement when the Registration Statement or any amendment to the Registration Statement has been filed or become effective or when the Base Prospectus or any supplement to any of the foregoing has been filed; to prepare and file with the Commission, promptly upon any Manager’s request, any amendments or supplements to the Registration Statement or the Base Prospectus that, in such Manager’s reasonable opinion, may be necessary or advisable in connection with the offering of the Units by such Manager; and to cause the Base Prospectus, the Prospectus Supplement and the Prospectus and each amendment or supplement to the Base Prospectus, the Prospectus Supplement or the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8)) or, in the case of any Incorporated Document, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed.

(b) To promptly advise the Managers, confirming such advice in writing, of any suspension of any Manager’s obligations under Rule 15c2-8 under the Exchange Act or any request by the Commission for amendments or supplements to the Registration Statement or the Base Prospectus (in each case including, without limitation, any Incorporated Document) or for additional information with respect thereto, or of notice of examination, institution of proceedings for or the entry of a stop order suspending the effectiveness of the Registration Statement and, use its reasonable best efforts to prevent the issuance of any such stop order, and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its reasonable best efforts to obtain the lifting or removal of such order as soon as possible, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable; to promptly advise the Managers of any proposal to amend or supplement the Registration Statement or the Base Prospectus (other than any amendment or supplement to be effected by the Partnership’s filing of a report, document or proxy or information statement pursuant to Sections 13, 14 or 15(d) of the Exchange Act, which shall be subject to the provisions of clause (d) of Section 4(d) below), and to provide the Managers and their counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and not to file or use any such amendment or supplement (other than any prospectus supplement relating to the offering of other securities (including, without limitation, the Common Units)) to which any Manager shall have reasonably objected in writing.

(c) To make available to each Manager, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to each Manager, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Partnership shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as such Manager may request for the purposes contemplated by the Securities Act; in case any Manager is required to deliver (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Securities Act or any similar rule), in connection with the sale of the Units, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Securities Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Securities Act, the Partnership will prepare, at its expense, such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act or Item 512(a) of Regulation S-K under the Securities Act, as the case may be.

(d) (i) Subject to clause (ii) of this Section 4(d), to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Partnership with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Units; and (ii) upon the Managers’ request, to provide counsel to the Managers, for its review and comment, on behalf of the Managers, with a copy of any reports and statements and other documents to be filed by the Partnership pursuant to Section 13, 14 or 15(d) of the Exchange Act a reasonable amount of time prior to any proposed filing, and to file no such report, statement or document to which such counsel shall have reasonably objected in writing unless, in the judgment of counsel to the Partnership, such filing is required by law, and to promptly notify counsel to the Managers of such filing.

(e) To pay the fees applicable to the Registration Statement in connection with the offering of the Units under the Securities Act.

(f) If the Partnership receives a notice from the Commission or otherwise ceases to be eligible to use Form S-3, the Partnership will promptly notify each Manager, and the Partnership will not give any Manager instructions to sell Units under this Agreement until such time as the Partnership is again eligible to use Form S-3 for such purpose.

(g) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Units remain unsold by the Managers, the Partnership will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the Units in a form satisfactory to the Managers and will use its reasonable best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Partnership will use its reasonable best efforts to take all other action necessary or appropriate to permit the public offering and sale of the Units to continue as contemplated in the expired registration statement. References herein to the Registration Statement shall include such new shelf registration statement.

(h) If it shall be necessary to amend the Registration Statement or file a new registration statement or a supplement to the Prospectus so that the Prospectus then being used would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, subject to Section 4(b) and Section 4(d), to prepare, file with the Commission and furnish, at the Partnership’s expense, to each Manager promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change, and to promptly notify the Managers of any such event.

(i) To furnish such information as may be required and otherwise to cooperate in qualifying the Units for offering and sale under the securities or blue sky laws of such states or other jurisdictions as any Manager may designate and to maintain such qualifications in effect so long as required for the distribution of the Units; provided, however, that the Partnership shall not be required to qualify as a foreign limited partnership or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Units); and to promptly advise each Manager of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(j) To make generally available to its securityholders, and to deliver to each Manager, an earnings statement of the Partnership (which will satisfy the provisions of Section 11(a) of the Securities Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Securities Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than eighteen months after the effective date of the Registration Statement (as such date is defined in Rule 158(c) under the Securities Act).

(k) To apply the net proceeds from the sale of the Units in the manner set forth under the caption “Use of Proceeds” in the Prospectus.

(l) [Reserved].

(m) Not, at any time at or after the execution of this Agreement, to offer or sell any Units by means of any “prospectus” (within the meaning of the Securities Act), or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Units, in each case other than the Prospectus.

(n) The Partnership will not, and will cause its Subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(o) To use its reasonable best efforts to effect the listing of the Units on the NYSE, subject to notice of issuance. The Partnership shall cooperate with each Manager and use its reasonable best efforts to permit the Units to be eligible for clearance and settlement through the facilities of the DTC.

(p) To advise each Manager immediately after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Managers pursuant to Section 6 herein.

(q) Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a Suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by the filing with the Commission of any document incorporated by reference therein, which shall be subject to the provisions of subclause (ii) below, and other than a prospectus supplement filed pursuant to Rule 424(b) under the Securities Act relating solely to the offering of securities other than the Units), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Managers shall otherwise reasonably request), or (iii) the Managers may reasonably request (the date of commencement (and the date of any recommencement) of the offering of the Units under this Agreement and each date referred to in subclauses (i), (ii) and (iii) above, each a “Representation Date”), to furnish or cause to be furnished to the Managers, a certificate of two of the General Partner’s executive officers, dated and delivered as of a date within three (3) Trading Days of each Representation Date (the date of each such delivery, the “Delivery Date”), in form satisfactory to the Managers to the effect that the statements contained in the certificate referred to in Section 6(e) of this Agreement which was last furnished to the Managers are true and correct as of such Delivery Date as though made at and as of such date (except that such certificate shall state that such statements shall be deemed to relate to the Registration Statement and the Prospectus, in each case as amended and supplemented to such date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(e), modified as necessary to relate to the Registration Statement and the Prospectus, in each case as amended and supplemented to the time of delivery of such certificate.

(r) To furnish or cause to be furnished forthwith to the Managers at each Delivery Date and upon commencement of the offering of the Units under this Agreement (and upon recommencement of the offering of the Units under this Agreement following the termination of a Suspension of sales hereunder), an opinion and 10b-5 statement of Andrews Kurth Kenyon LLP and an opinion of Richards, Layton & Finger, P.A., each an outside counsel for the Partnership, in form and substance satisfactory to counsel for the Managers, to the effect set forth in Exhibit A-1 and Exhibit A-2 hereto, respectively, and of the same tenor as the opinions referred to in Section 6(c) of this Agreement, but (in the case of the opinion delivered pursuant to clause (i), modified as necessary to relate to the Registration Statement and the Prospectus, in each case as amended and supplemented to the time of delivery of such opinion; provided, however, that in lieu of such opinions described in clause (i) for subsequent Representation Dates, counsel may furnish the Managers with a letter to the effect that the Managers may rely on a prior opinion delivered under this Section 4(r) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Delivery Date).

(s) At each Delivery Date, to furnish or cause to be furnished to the Managers forthwith a certificate of the Secretary of the General Partner, dated and delivered as of such Delivery Date, in form and substance satisfactory to the Managers, of the same tenor as the certificate referred to in Section 6(f) of this Agreement but modified to relate to the Registration Statement and the Prospectus, in each case, as amended and supplemented at such Delivery Date.

(t) At each Accounting Representation Date, other than the date of this Agreement, to furnish or cause to be furnished to the Managers forthwith a certificate of the Chief Financial Officer of the General Partner, dated and delivered as of such Delivery Date, in form and substance satisfactory to the Managers, of the same tenor as the certificate referred to in Section 6(g) of this Agreement but modified to relate to the Registration Statement and the Prospectus, in each case, as amended and supplemented at such Delivery Date.

(u) At each Delivery Date, Vinson & Elkins LLP, counsel to the Managers, shall deliver a written opinion and 10b-5 statement, dated the Delivery Date, in form and substance satisfactory to the Managers; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish the Managers with a letter to the effect that the Managers may rely on a prior opinion delivered under this Section 4(u) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Delivery Date).

(v) Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a Suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional or amended financial information (other than an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein, which shall be subject to the provisions of subclauses (ii) and (iii) below), (ii) the Partnership shall file an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q, (iii) upon request by the Managers to the Partnership, there is filed with the Commission any document (other than an annual report on Form 10-K or a quarterly report on Form 10-Q) incorporated by reference into the Prospectus containing amended financial information (other than an earnings release, or a filing that “furnishes” information pursuant to Items 2.02 or 7.01 of Form 8-K) under the Exchange Act, or (iv) the Managers may reasonably request (the date of commencement (and the date of any recommencement) of the offering of the Units under this Agreement and each date referred to in subclauses (i), (ii), and (iii) above, each an “Accounting Representation Date”), to cause Grant Thornton, or other independent accountants, satisfactory to the Managers and any other independent accountants identified in Section 2(d) as of such Accounting Representation Date, to furnish the Managers, within three (3) Trading Days of each Accounting Representation Date, a letter(s), dated the date the letter is required to be delivered as required by this Section 4(v), in form and substance satisfactory to the Managers, of the same tenor as the letter(s) referred to in Section 6(d)(i) of this Agreement but modified to relate to the Registration Statement and the Prospectus, in each case, as amended and supplemented to the date of such letter(s).

(w) Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a Suspension of sales hereunder), and on each Accounting Representation Date, to cause EY, or other independent accountants, satisfactory to the Managers and any other independent accountants identified in Section 2(d) as of such Accounting Representation Date, to furnish the Managers, within three (3) Trading Days of each Accounting Representation Date, a letter(s), dated the date the letter is required to be delivered as required by this Section 4(w), in form and substance satisfactory to the Managers, of the same tenor as the letter(s) referred to in Section 6(d)(ii) of this Agreement but modified to relate to the Registration Statement and the Prospectus, in each case, as amended and supplemented to the date of such letter(s).

(x) Within three (3) Trading Days of each Representation Date, to conduct a due diligence session, in form and substance satisfactory to the Managers, which shall include representatives of the management and the Accountants, and any other independent accountants that have been requested by the Managers to deliver a letter pursuant to Section 4(v)(iv) of this Agreement. The Partnership shall cooperate timely with any reasonable due diligence request from or review conducted by any Manager or its agents from time to time (on a Representation Date or otherwise) in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Partnership’s agents and advisors during regular business hours and at the Partnership’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Partnership, the General Partner and its officers and agents, as such Manager may reasonably request.

(y) That the Partnership consents to any Manager trading in the Common Units for such Manager’s own account and for the account of its clients at the same time as sales of the Units occur pursuant to this Agreement.

(z) If to the knowledge of the Partnership any condition set forth in Section 6 of this Agreement shall not have been satisfied on the applicable Settlement Date, to offer to any person who has agreed to purchase the Units from the Partnership as the result of an offer to purchase solicited by any Manager the right to refuse to purchase and pay for such Units.

(aa) To disclose in its quarterly reports on Form 10-Q, in its annual report on Form 10-K and, subject to compliance with Section 4(a), (b) and (d), in any filings made by the Partnership where the Commission may require the Partnership to disclose such information, the number of the Units sold through or to the Managers under this Agreement, the Net Proceeds to the Partnership and the compensation paid by the Partnership with respect to sales of the Units pursuant to this Agreement during the relevant quarter.

(bb) To ensure that prior to instructing any Manager to sell Units the Partnership shall have obtained all necessary partnership authority for the offer and sale of such Units.

(cc) That each acceptance by the Partnership of an offer to purchase the Units hereunder shall be deemed to be an affirmation to the Managers that the representations and warranties of the Partnership contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Units relating to such acceptance, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus, in each case as amended and supplemented relating to such Units).

(dd) The Partnership will not, directly or indirectly, prepare, use or refer to any Issuer Free Writing Prospectus, as defined in Rule 433 of the Rules and Regulations, with respect to the offering of the Units pursuant to this Agreement.

Section 5. Payment of Expenses. The Partnership agrees with each Manager that whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, to pay all of its expenses incident to the performance of its obligations hereunder, or reimburse if paid by any Manager, including, but not limited to, such costs, expenses, fees and taxes in connection with (a) the preparation and filing of the Registration Statement (including financial statements and exhibits thereto), the Base Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements thereto, (b) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements thereto and furnishing of copies of each thereof to any Manager, (c) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (d) the producing, word processing and/or printing of this Agreement, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to any Manager (including costs of mailing and shipment), (e) the qualification of the Units for offering and sale under state laws and the determination of their eligibility for investment under state or foreign law, (f) the registration of the Units under the Exchange Act and the listing of the Units on the NYSE, (g) any filing with, and any review of the public offering of the Units by FINRA, including the reasonable legal fees and disbursements of counsel for the Managers relating to FINRA matters, and (h) the fees and expenses of the Partnership’s counsel and of the Accountants, or any other independent accountants that have furnished a letter to the Managers in accordance with Sections 4(v) and 4(w) of this Agreement, and the reasonable fees and expenses of the Manager’s counsel (which shall be one outside counsel for all Managers unless otherwise agreed by the Partnership). It is understood, however, that except as provided in this Section 5 and Sections 3(a)(iv) and 7 hereof, the Managers will pay all of its own out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement.

Section 6. Conditions of Managers Obligations. The obligations of each Manager hereunder are subject to (x) the accuracy of the representations and warranties on the part of the Partnership on the date hereof, any applicable Delivery Date, as of each Time of Sale and as of each Settlement Date, (y) the performance by the Partnership of its obligations hereunder, and (z) to the following additional conditions precedent:

(a) (i) No stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings initiated under Section 8(d) or 8(e) of the Securities Act, and no order directed at or in relation to any document incorporated by reference therein and no order preventing or suspending the use of the Prospectus has been issued by the Commission, and no suspension of the qualification of the Units for offering or sale in any jurisdiction, or to the knowledge of the Partnership or the Managers of the initiation or threatening of any proceedings for any of such purposes, has occurred; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) none of the Base Prospectus or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(b) Subsequent to the respective dates as of which information is given in the Registration Statement, the Base Prospectus and the Prospectus, no material and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the business, condition or prospects of the Partnership and its Subsidiaries taken as a whole, in the judgment of the Managers, shall have occurred or become known and no transaction which is material and unfavorable to the Partnership (other than as referred to in the Registration Statement and Prospectus) in the judgment of the Managers, shall have been entered into by the Partnership or any of its Subsidiaries.

(c) The Partnership shall have furnished to the Managers, at every date specified in Section 4(r) of this Agreement, opinions of each of Andrews Kurth Kenyon LLP and Richards, Layton & Finger, P.A., outside counsel for the Partnership, addressed to the Managers, and dated as of such date, and in form satisfactory to the Managers, in the form set forth in Exhibit A-1 and Exhibit A-2 hereto, respectively; provided, however, that in lieu of such opinions for Representation Dates subsequent to the commencement of the offering of the Units under this Agreement, counsel may furnish the Managers with a letter to the effect that the Managers may rely on a prior opinion delivered under Section 4(r) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Delivery Date).

(d) (i) At the dates specified in Section 4(v) of this Agreement, the Managers shall have received from Grant Thornton, one or more letters dated the date of delivery thereof and addressed to the Managers in form and substance satisfactory to the Manager and (ii) at the date specified in Section 4(w) of this Agreement, the Managers shall have received from EY, a letter dated the date of delivery thereof and addressed to the Managers in form and substance satisfactory to the Managers.

(e) The Partnership shall have delivered to the Managers, at every Delivery Date specified in Section 4(q) of this Agreement, a certificate of two of its executive officers to the effect that:

(i) the representations and warranties of the Partnership as set forth in this Agreement are true and correct as of the Delivery Date with the exception of certain representations in Section 2(k), (l), (n) and (o), which shall be updated in certificates delivered pursuant to this Section 6(e)(i) at subsequent Delivery Dates as follows (which shall be modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate):

(A) Ownership of Sponsor Units. As of the date of such certificate, ETP beneficially owns             Common Units free and clear of all Liens and ETE beneficially owns             Common Units free and clear of all Liens (the “Sponsor Units”).

(B) Ownership of Class C Units. As of the date of such certificate, the Partnership has issued and outstanding an aggregate of             Class C units (the “Class C Units”), consisting of: (i)             Class C Units owned by Aloha; (ii)             Class C Units owned by Stripes No. 1009; and (iii)             Class C Units owned by Stripes.

(C) Capitalization. As of the date of such certificate, the issued and outstanding partnership interests consist solely of             Common Units (including the Sponsor Units), the Class C Units, the General Partner Interest and the Incentive Distribution Rights.

(D) Subsidiaries. As of the date of such certificate, the Partnership has no direct or indirect subsidiaries (as defined under the Securities Act) other than the subsidiaries set forth on Schedule 1 attached to such certificate (collectively, the “Subsidiaries”); other than the Subsidiaries, the Partnership does not own, directly or indirectly, an equity interest in, or long-term debt securities of, any corporation, partnership, limited liability company, joint venture, association or other entity (other than as set forth on Schedule 1 attached to such certificate); complete and correct copies of the formation and governing documents of each of the Partnership Entities and all amendments thereto have been delivered to the Managers; and each of the Partnership Entities is in compliance with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect. Schedule 2 attached to such certificate provides a listing of each of the Subsidiaries of the Partnership that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X as of the date of the Partnership’s latest historical financial statements (audited or unaudited) incorporated by reference in the Registration Statement or the Prospectus (collectively the “Material Subsidiaries”).

(ii) the Partnership has performed such of its obligations under this Agreement as are to be performed at or before such Delivery Date, and

(iii) the conditions set forth in paragraphs (a) and (b) of Section 6 have been met. The certificate shall also state that the Units have been duly and validly authorized by the Partnership, that all partnership action required to be taken for the issuance and sale of the Units has been validly and sufficiently taken, and that the General Partner’s Board of Directors or any other body with authority has not revoked, rescinded or otherwise modified or withdrawn such authorization or partnership action.

(f) The Managers shall have received, at every date specified in Section 4(s) of this Agreement, a certificate of the Secretary of the General Partner, dated as of such date, and in form and substance satisfactory to the Managers.

(g) The Managers shall have received, at every date specified in Section 4(t) of this Agreement, a certificate of the Chief Financial Officer of the General Partner, dated as of such date, in form and substance satisfactory to the Managers.

(h) The Managers shall have received, at every date specified in Section 4(u) of this Agreement, the favorable opinion of Vinson & Elkins L.L.P., counsel to the Managers, dated as of such date, and in form and substance satisfactory to the Managers; provided, however, that in lieu of such opinions for Representation Dates subsequent to the commencement of the offering of the Units under this Agreement, counsel may furnish the Managers with a letter to the effect that the Managers may rely on a prior opinion delivered under Section 4(u) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Delivery Date).

(i) All filings with the Commission required by Rule 424 or Rule 433 under the Securities Act shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)) and Rule 433, respectively.

(j) The Units shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the Settlement Date.

(k) There shall not have been any decrease in the rating of any of the Partnership’s or its Subsidiaries’ debt securities by any “nationally recognized statistical rating organization” (as such term is defined under Section 3(a)(62) of the Exchange Act).

(l) The Partnership shall have furnished to the Managers, at every date specified in Section 4(q) of this Agreement, such other documents and certificates as the Managers may reasonably request.

Section 7. Indemnification and Contribution.

(a) The Partnership agrees to indemnify, defend and hold harmless each Manager, its directors, officers, employees, affiliates who have, or who are alleged to have, participated in the distribution of the Units as sales agents or have otherwise been deemed to be a part of the sales effort, and agents and any person who controls such Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation), as incurred, which, jointly or severally, such Manager or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning any Manager furnished in writing by or on behalf of such Manager to the Partnership expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading, (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 7 being deemed to include any Base Prospectus, any Prospectus Supplement and any Prospectus and any amendments or supplements to the foregoing), or in any Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning any Manager furnished in writing by or on behalf of such Manager to the Partnership expressly for use in, such Prospectus arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading, or (iii) any prospectus not conforming to the requirements of the Securities Act or any Issuer Free Writing Prospectus, as defined in Rule 433 of the Rules and Regulations.

(b) Each Manager, severally and not jointly, agrees to indemnify, defend and hold harmless the Partnership, its directors and officers, and any person who controls the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Partnership or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning any Manager furnished in writing by or on behalf of such Manager to the Partnership expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning any Manager furnished in writing by or on behalf of such Manager to the Partnership expressly for use in, the Prospectus Supplement or arises out of or is based upon any omission or alleged omission to state a material fact in the Prospectus Supplement in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Partnership or any Manager (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability, as incurred, by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 7(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement, and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsections (a) and (b) of this Section 7 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership, on the one hand, and the Managers, on the other hand, from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in subclause (i) above but also the relative fault of the Partnership, on the one hand, and of the relevant Manager(s) severally, on the other, in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Partnership, on the one hand, and the relevant Manager, on the other, shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Partnership, and the total discounts and commissions received by the relevant Manager, bear to the aggregate public offering price of the Units. The relative fault of the Partnership, on the one hand, and of the relevant Manager, on the other, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Partnership or by the relevant Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e) The Partnership and each of the Managers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 7, no Manager shall be required to contribute any amount in excess of commissions received by it under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The Partnership and each of the Managers agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Partnership, against any of the General Partner’s officers or directors in connection with the issuance and sale of the Units, or in connection with the Registration Statement or the Base Prospectus.

Section 8. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 7 and the covenants, warranties and representations of the Partnership contained in this Agreement or in certificates delivered pursuant hereto shall remain in full force and effect regardless of any investigation made by or on behalf of any Manager or any of its affiliates or its or their directors, officers, employees or agents or any person (including each director, officer, employee or agent of such person) who controls such Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Partnership, its directors or officers or any person who controls the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Units.

Section 9. Termination.

(a) The Partnership shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Units in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if any of the Units have been sold through any Manager for the Partnership, Section 4(cc) shall remain in full force and effect until the applicable Settlement Date, (ii) with respect to any pending sale, through any Manager for the Partnership, the obligations of the Partnership, including in respect of compensation of such Manager, shall remain in full force and effect notwithstanding the termination, and (iii) the provisions of Sections 5, 7, 8, 10, 11, 12, 16, 17, 18, 19 and 20 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Units in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5, 7, 8, 10, 11, 12, 16, 17, 18, 19 and 20 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that the provisions of Sections 5, 7, 8, 10, 11, 12, 16, 17, 18, 19 and 20 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by any Manager or the Partnership, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of the Units, such sale shall settle in accordance with the provisions of Section 3(a)(vi) of this Agreement.

Section 10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement shall be in writing and delivered by hand, overnight courier, mail or facsimile and, if to the Managers, shall be sufficient in all respects if delivered or sent to (a) RBC Capital Markets, LLC, 3 World Financial Center, 200 Vesey Street, 8th Floor, New York, New York 10281-8089, (b) Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, (c) Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, fax: +1 (646) 291-1469, (d) Credit Agricole Securities (USA) Inc., 1301 Avenue of the Americas, New York, New York 10019, Attention: Peter Ruel (Facsimile: (212) 261-2516), (e) Credit Suisse Securities (USA) LLC, 11 Madison Avenue, New York, New York, 10010, Attention: LCD-IBD, (f) Deutsche Bank Securities Inc., 60 Wall Street, 2nd Floor, New York, New York 10005, Attention: Equity Capital Markets – Syndicate Desk, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, New York 10005, Attention: General Counsel, fax: (212) 797-4561, (g) Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Registration Department, (h) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Adam S. Rosenbluth and Brett Chalmers, (i) Merrill Lynch, One Bryant Park, New York, New York 10036, Attention: David Moran, Thomas J. Opladen and Christopher Norris (Facsimile: (646) 855-3073), with a copy to ECM Legal (Facsimile: (212) 230-8730), (j) Mizuho Securities USA Inc., 320 Park Avenue, 12th Floor, New York, New York 10022, Attention Equity Capital Markets Desk, (k) Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, (l) MUFG Securities Americas Inc., 1221 Avenue of the Americas, New York, New York 10020-1001, Attn: Capital Markets Group (Fax No. 646-434-3455), (m) Natixis Securities Americas LLC, 1251 Avenue of the Americas, New York, New York 10020, Attn: Legal Department, Attn: Strategic Equity Transactions, (n) SMBC Nikko Securities America, Inc., 277 Park Avenue, 5th Floor, New York, New York 10172, (o) TD Securities (USA) LLC, 31 West 52nd Street, New York, New York 10019-6101, (p) UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, or (q) Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Department (fax: 212-214-5918), or, if to the Partnership, it shall be sufficient in all respects if delivered or sent to the Partnership at the offices of the Partnership at Sunoco GP LLC, 8020 Park Lane, Suite 200, Dallas, Texas 75231, Attention: Associate General Counsel. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

Section 11. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Managers and the Partnership and to the extent provided in Section 7 of this Agreement the controlling persons, directors, officers, affiliates and agents referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any Manager) shall acquire or have any right under or by virtue of this Agreement.

Section 12. No Fiduciary Relationship. The Partnership hereby acknowledges that each Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Partnership’s securities. The Partnership further acknowledges that each Manager is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that any Manager act or be responsible as a fiduciary to the Partnership, its management, securityholders or creditors or any other person in connection with any activity that any Manager may undertake or have undertaken in furtherance of the purchase and sale of the Partnership’s securities, either before or after the date hereof. Each Manager hereby expressly disclaims any fiduciary or similar obligations to the Partnership, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Partnership hereby confirms its understanding and agreement to that effect. The Partnership and each of the Managers agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by any Manager to the Partnership regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Partnership’s securities, do not constitute advice or recommendations to the Partnership. The Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against any Manager with respect to any breach or alleged breach of any fiduciary or similar duty to the Partnership in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

Section 13. Press Releases and Disclosure. The Partnership may issue a press release in compliance with Rule 134 under the Securities Act describing the material terms of the transactions contemplated hereby as soon as practicable following the date hereof, and may file with the Commission a Current Report on Form 8-K describing the material terms of the transaction contemplated hereby.

Section 14. Adjustments for Unit Splits. The parties acknowledge and agree that all unit related numbers contained in this Agreement shall be adjusted to take into account any unit split effected with respect to the Units.

Section 15. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

Section 16. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

Section 17. Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

Section 18. Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

Section 19. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Partnership consents to the jurisdiction of such courts and personal service with respect thereto. The Partnership hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Manager or any indemnified party. Each of the Managers and the Partnership (on behalf of themselves and, to the extent permitted by applicable law, on behalf of their respective securityholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Partnership agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Partnership and may be enforced in any other courts to the jurisdiction of which the Partnership is or may be subject, by suit upon such judgment.

Section 20. Successors and Assigns. This Agreement shall be binding upon each Manager and the Partnership and their successors and assigns and any successor or assign of any substantial portion of the Partnership’s and such Manager’s respective businesses and/or assets.

Section 21. Obligations of the Managers. Notwithstanding any other provision of this Agreement, the obligations of each Manager under this Agreement and any Terms Agreement shall be several and not joint.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Partnership and the Managers, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Partnership and the Managers. Alternatively, the execution of this Agreement by the Partnership and its acceptance by or on behalf of the Managers may be evidenced by an exchange of telegraphic or other written communications.

Very truly yours,

SUNOCO LP

By:	Sunoco GP LLC,
its general partner

By:	/s/ Thomas R. Miller
Name: Thomas R. Miller
Title: Chief Financial Officer

Signature Page to Equity Distribution Agreement

ACCEPTED as of the date first above written

RBC CAPITAL MARKETS, LLC

By:	/s/ Michael Davis
Name: Michael David
Title: Managing Director

BARCLAYS CAPITAL INC.

By:	/s/ Crystal Simpson
Name: Crystal Simpson
Title: Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Chuck Plumhoff
Name: Chuck Plumhoff
Title: Vice President

CREDIT AGRICOLE SECURITIES (USA) INC.

By:	/s/ Peter Ruel
Name: Peter Ruel
Title: Managing Director

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Craig Wiele
Name: Craig Wiele
Title: Managing Director

Signature Page to Equity Distribution Agreement

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Warren F. Estey
Name: Warren G. Estey
Title: Managing Director

By:	/s/ Francis Windels
Name: Francis Windels
Title: Managing Director

GOLDMAN, SACHS & CO.

By:	/s/ Adam Greene
Name: Adam Greene
Title: Vide President

J.P. MORGAN SECURITIES LLC

By:	/s/ Adam S. Rosenbluth
Name: Adam S. Rosenbluth
Title: Executive Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ David Anders
Name: David Anders
Title: Managing Director

MIZUHO SECURITIES USA INC.

By:	/s/ Paul Gaydos
Name: Paul Gaydos
Title: Director

Signature Page to Equity Distribution Agreement

MORGAN STANLEY & CO. LLC

By:	/s/ Robert Shepardson
Name: Robert Shepardson
Title: Managing Director

MUFG SECURITIES AMERICAS INC.

By:	/s/ David McMillan
Name: David McMillan
Title: Managing Director, Head of Equity Capital Markets

NATIXIS SECURITIES AMERICAS LLC

By:	/s/ Stephane Launay
Name: Stephane Launay
Title: Managing Director, Head of Equity Capital Markets Americas

By:	/s/ Jared McKinney
Name: Jared McKinney
Title: Executive Director, Head of Equity Capital Markets Americas

SMBC NIKKO SECURITIES AMERICA, INC.

By:	/s/ Michelle Petropoulos
Name: Michelle Petropoulos
Title: Managing Director

TD SECURITIES (USA) LLC

By:	/s/ PJ Dundee
Name: PJ Dundee
Title: Managing Director

Signature Page to Equity Distribution Agreement

UBS SECURITIES LLC

By:	/s/ James Walsh
Name: James Walsh
Title: Director

By:	/s/ Ryan Staha
Name: Ryan Staha
Title: Associate Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez
Title: Managing Director

Signature Page to Equity Distribution Agreement

SCHEDULE 1

AUTHORIZED PARTNERSHIP REPRESENTATIVES

1. Robert W. Owens

2. Thomas R. Miller

3. Scott D. Grischow

4. Arnold D. Dodderer

Schedule 1

SCHEDULE 2

JURISDICTION OF FORMATION AND QUALIFICATION

Entity	Jurisdiction of Organization	Jurisdiction(s) of Foreign Qualification
Sunoco LP	Delaware	Texas
Sunoco GP LLC	Delaware	Texas

Schedule 2

SCHEDULE 3

SUBSIDIARIES

•	Sunoco Finance Corp., a Delaware corporation

•	Sunoco, LLC, a Delaware limited liability company

•	Susser Petroleum Property Company LLC, a Delaware limited liability company

•	Sunoco Energy Services LLC, a Texas limited liability company

•	Mid-Atlantic Convenience Stores, LLC, a Delaware limited liability company

•	Southside Oil, LLC, a Virginia limited liability company

•	MACS Retail LLC, a Virginia limited liability company

•	Aloha Petroleum, Ltd., a Hawaii corporation

•	Aloha Petroleum LLC, a Delaware limited liability company

•	Susser Petroleum Operating Company LLC, a Delaware limited liability company

•	Susser Holdings Corporation, a Delaware corporation

•	Stripes Holdings LLC, a Delaware limited liability company

•	Susser Holdings, L.L.C., a Delaware limited liability company

•	APT Management Company, LLC, a Texas limited liability company

•	Susser Finance Corporation, a Delaware corporation

•	Stripes LLC, a Texas limited liability company

•	Applied Petroleum Technologies, Ltd., a Texas limited partnership

•	Susser Company, Ltd., a Texas limited partnership

•	Stripes Acquisition LLC, a Texas limited liability company

•	Susser Petroleum Company LLC, a Texas limited liability company

•	SSP BevCo II LLC, a Texas limited liability company

•	Corpus Christi Reimco, LLC, a Texas limited liability company

Schedule 3

•	C&G Investments, LLC, a Delaware limited liability company

•	Susser Financial Services LLC, a Delaware limited liability company

•	Stripes No. 1009 LLC, a Texas limited liability company

•	TCFS Holdings, Inc., a Texas corporation

•	GoPetro Transport LLC, a Texas limited liability company

•	SSP BevCo I LLC, a Texas limited liability company

•	Town & Country Food Stores, Inc., a Texas corporation

•	SSP Beverage, LLC, a Texas limited liability company

•	TND Beverage, LLC, a Texas limited liability company

•	Quick Stuff of Texas, Inc., a Texas corporation

•	Sunoco Retail LLC, a Pennsylvania limited liability company

•	Sunmarks, LLC, a Delaware limited liability company

•	Direct Fuels LLC, a Delaware limited liability company

•	Allied Energy Company LLC, an Alabama limited liability company

•	Emerge Energy Distributors Inc., a Delaware corporation

•	Allied Renewable Energy LLC, a Delaware limited liability company

Schedule 3

EXHIBIT A-1

FORM OF OPINION OF ANDREWS KURTH KENYON LLP

1. The Issuer is validly existing as a limited partnership and in good standing under the laws of the State of Delaware. The General Partner is validly existing as a limited liability company and in good standing under the laws of the State of Delaware.

2. The Issuer has the limited partnership power and authority under the laws of the State of Delaware to (a) execute and deliver, and incur and perform all of its obligations under, the Distribution Agreement and (b) carry on its business and own, lease and operate its properties as described in the Registration Statement and the Prospectus. The General Partner has the limited liability company power and authority under the laws of the State of Delaware to carry on its business and own, lease and operate its properties as described in the Registration Statement and the Prospectus.

3. The Distribution Agreement has been duly authorized, executed and delivered by the General Partner on behalf of the Issuer.

4. The General Partner is the sole general partner of the Issuer with a non-economic general partner interest in the Issuer, and such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement. The General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (collectively, “Liens”) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as a debtor is on file in the Filing Office as of [            ] [•], 20[    ].

5. ETE Sigma is the sole member of the General Partner and directly owns 100% of the member interests in the General Partner, and such member interests have been duly authorized and validly issued in accordance with the GP LLC Agreement and are fully paid (to the extent required by the GP LLC Agreement) and non-assessable (except as such non-assessability may be limited by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)). ETE Sigma owns such member interests free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming ETE Sigma as a debtor is on file in the Filing Office as of [            ] [•], 20[    ], other than the Liens in respect of which any of the Financing Statements is on file in the Filing Office.

6. ETE owns all of the Incentive Distribution Rights (as defined in the Partnership Agreement); all of the Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement and, ETE has no obligation solely by reason of its ownership of the Incentive Distribution Rights to make any contribution to the Issuer or any further payments for its ownership of the Incentive Distribution Rights and has no personal liability, solely by reason of its ownership of the Incentive Distribution Rights to creditors of the Issuer for any of its debts, liabilities or obligations. ETE owns the Incentive Distribution Rights free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming ETE as a debtor is on file in the Filing Office as of [            ] [•], 20[    ], other than, with respect to such Incentive Distribution Rights held by ETE, the Liens in respect of which any of the Financing Statements is on file in the Filing Office.

Exhibit A-1-1

7. The issuance and sale of the Securities have been duly authorized by the General Partner (on behalf of the Issuer) in accordance with the Partnership Agreement.

8. The holders of outstanding Common Units are not entitled to any preemptive rights, other than those that have been waived, under the Issuer’s Certificate of Limited Partnership, the Partnership Agreement, the Delaware Revised Uniform Limited Partnership Act (“Delaware LP Act”) or any Applicable Agreement, to subscribe for the Securities.

9. No Person has the right, which has not been waived, under any Applicable Agreement or the Partnership Agreement to require the registration under the Securities Act of any sale of securities issued by the Issuer, by reason of the filing or effectiveness of the Registration Statement.

10. When delivered to and paid for in accordance with the terms of the Distribution Agreement, the Securities so delivered and paid for will be validly issued, and purchasers of such Securities will have no obligation, solely by reason of their ownership of such Securities, to make any contribution to the Issuer or any further payments for their purchase of such Securities, and such purchasers will have no personal liability, solely by reason of their ownership of such Securities, to creditors of the Issuer for any of its debts, liabilities or other obligations.

11. The Partnership Agreement has been duly authorized, executed and delivered by the General Partner.

12. The GP LLC Agreement has been duly authorized, executed and delivered by ETP.

13. None of (i) the execution and delivery by the Issuer of the Distribution Agreement or (ii) the consummation by the Issuer of the issuance and sale of the Securities pursuant to the Distribution Agreement, (A) constituted, constitutes or will constitute a violation of the Issuer’s Certificate of Limited Partnership, the Partnership Agreement, the GP Certificate of Formation or the GP LLC Agreement, (B) constituted, constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default), under any Applicable Agreement, (C) resulted, results or will result in the creation of any security interest in, or lien upon, any of the property or assets of the Issuer pursuant to any Applicable Agreement, (D) resulted, results or will result in any violation of (1) applicable laws of the State of New York, (2) applicable laws of the State of Texas, (3) applicable laws of the United States of America, (4) the Delaware LP Act or (5) the Delaware LLC Act, or (E) resulted, results or will result in the contravention of any Applicable Order.

14. No Governmental Approval or Filing, which has not been obtained or made and is not in full force and effect, is required to authorize, or is required for, (i) the execution and delivery by the Issuer of the Distribution Agreement or (ii) the consummation by the Issuer of the issuance and sale of the Securities pursuant to the Distribution Agreement. As used in this paragraph, “Governmental Approval or Filing” means any consent, approval, license,

Exhibit A-1-2

authorization or validation of, or filing, recording or registration with, any executive, legislative, judicial, administrative or regulatory body of the State of New York, the State of Texas, the State of Delaware or the United States of America, pursuant to (i) applicable laws of the State of New York, (ii) applicable laws of the State of Texas, (iii) the Delaware LP Act, (iv) the Delaware LLC Act or (v) applicable laws of the United States of America.

15. The statements in the Base Prospectus under the captions “Description of our Common Units,” “Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “The Partnership Agreement” and “Investment in Sunoco LP by Employee Benefit Plans,” insofar as such statements purport to summarize certain provisions of documents and legal matters referred to therein and reviewed by us as described above, fairly summarize such provisions and legal matters in all material respects, subject to the qualifications and assumptions stated therein.

16. The statements in the Prospectus under the captions “Material Tax Considerations” and “Material Income Tax Consequences,” insofar as they refer to statements of law or legal conclusions, fairly summarize the matters referred to therein in all material respects, subject to the qualifications and assumptions stated therein.

17. The Issuer is not an “investment company” within the meaning of said term as used in the Investment Company Act of 1940, as amended.

In addition, such counsel participated in conferences with officers and other representatives of the General Partner and the Issuer, the independent registered public accounting firm for the Issuer, your counsel and your representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel has not independently verified and is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement and the Prospectus (except as and to the extent set forth in paragraphs 15 and 16 above), on the basis of the foregoing (relying with respect to factual matters to the extent we deem appropriate upon statements by officers and other representatives of the General Partner), (a) such counsel confirms to you that, in their opinion, each of the Registration Statement, as of its most recent effective date, and the Prospectus, as of its date, appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations (except that we express no statement or belief as to Regulation S-T), (b) such counsel not become aware of any documents that are required to be filed as exhibits to the Registration Statement and are not so filed or of any documents that are required to be summarized in the Prospectus, and are not so summarized and (c) furthermore, no facts have come to the attention of such counsel that would led them to believe that (i) the Registration Statement, at the time it became effective and as of its most recent effective date, insofar as relating to the offering of the Securities, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Prospectus, as of its date and as of the date hereof, insofar as relating to the offering of the Securities, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that such counsel express no opinion, statement or

Exhibit A-1-3

belief in this letter with respect to (A) the historical and pro forma financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, (B) any other financial or accounting data, included or incorporated or deemed incorporated by reference in, or excluded from, the Registration Statement or the Prospectus and (C) representations and warranties and other statements of fact included in the exhibits to the Registration Statement or Incorporated Documents.

Exhibit A-1-4

EXHIBIT A-2

FORM OF OPINION OF DELAWARE COUNSEL

1. The Partnership Agreement constitutes a valid and binding agreement of the General Partner, and is enforceable against the General Partner, in accordance with its terms.

2. The GP LLC Agreement constitutes a valid and binding agreement of ETE Sigma, and is enforceable against ETE Sigma, in accordance with its terms.

Exhibit A-2